CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

RESTATEMENT AND AMENDMENT NO. 1 TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Restatement and Amendment No. 1 to the Assignment and Assumption Agreement (this "Amendment") is made and entered into as of this **21st** day of **June**, 2002, by and between **NOVARTIS CONSUMER HEALTH SA** ("NOVARTIS"), having an office at Route de l'Etraz, 1260 Nyon, Switzerland and **FORBES MEDI-TECH INC.** ("FORBES"), having an office at Suite #200, 750 West Pender Street, Vancouver, B.C., Canada V6C 2T8. Unless specifically provided otherwise, the terms in this Amendment with initial letters capitalized, whether used in the singular or plural, shall have the meaning set forth herein, or if not otherwise defined herein, shall have the meanings as designated in the Agreement (as defined below).

WHEREAS, NOVARTIS and FORBES entered into an Assignment and Assumption Agreement dated as October 1, 2001 (the "Agreement"), pursuant to which, among other things, (i) NOVARTIS agreed to assign to FORBES, and FORBES agreed to assume from NOVARTIS, the Phytrol Business; and (ii) the parties agreed to terminate the MLA;

WHEREAS, certain disputes arose between NOVARTIS and FORBES; and

WHEREAS, by entering into this Amendment the parties wish to (i) agree to be bound by the Agreement as modified by this Amendment; and (ii) resolve any and all disputes regarding the payment of money to each party pursuant to the Agreement and the Ancillary Agreements;

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations set forth herein, FORBES and NOVARTIS hereby agree as follows:

1. Section 1.2(f) of the Agreement is amended by replacing Section 1.2(f) in its entirety with the following:

> "Closing Date" means the date on which FORBES satisfies in full the payment obligations pursuant to Sections 7.1(i) and 7.1(ii), which shall be no later than December 31, 2003.

2. Section 1.2(g) of the Agreement is amended by replacing Section 1.2(g) in its entirety with the following:

> "Closing Payment" means Two Million Five Hundred Thousand Dollars (US$2,500,000).

3. Section 2.3 of the Agreement is amended by replacing the words "Upon the payment of the Closing Payment," with "On the Closing Date,".

4. Section 2.9 of the Agreement is amended by replacing Section 2.9 in its entirety with the following:

> [Intentionally Omitted]

5. A new Section 2.10 of the Agreement is inserted that states:

> **Pharmavite and TwinLab Sublicense Revenue**
>
> The parties hereby agree that, regardless of the fact that the Pharmavite Sublicense Agreement and TwinLab Sublicense Agreement were assigned by NOVARTIS to FORBES as of the Effective Date, the Sublicensing Revenue accrued from the Effective Date through March 31, 2002 shall be shared by NOVARTIS and FORBES according to the terms set out in the MLA as amended by Amendment No. 1 to the MLA. FORBES shall be entitled to 100% of the Sublicensing Revenue accrued on or after April 1, 2002. The portion of the Sublicensing Revenue to which FORBES is entitled (including all amounts accrued through the date of this Amendment) is included in the NOVARTIS Setoff Amount discussed more specifically in Section 7.4.

6. Article 6 of the Agreement is amended by replacing Article 6 in its entirety with the following:

> [Intentionally Omitted]

7. Section 7.1 of the Agreement is amended by replacing Section 7.1 in its entirety with the following:

> In consideration of NOVARTIS' return of its rights under the Alliance Agreements and assignment of the Phytrol Business to FORBES, FORBES shall pay the Closing Payment to NOVARTIS as follows: (i) Two Million Dollars (US$2,000,000), less the NOVARTIS Setoff Amount as defined in Section 7.4, shall be paid in the form of a royalty on sales by FORBES and PhytoSource, Inc. of food grade phytosterols ("<u>FGPs</u>") at a royalty rate of ******

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

for FGPs sold at a price greater than or equal to ****** and ****** for FGPs sold at a price less than ******. FORBES shall pay such royalties monthly, within fifteen (15) days after the end of the related month. On June 30, 2003, FORBES shall pay to NOVARTIS the amount by which US$2,000,000 less the NOVARTIS Setoff Amount exceeds the royalties already paid under this Section, plus interest at 6% per annum from January 1, 2003 to the date of payment; and; (ii) the remaining Five Hundred Thousand Dollars (US$500,000) shall be paid in the form of a royalty on sales by FORBES and PhytoSource, Inc. of FGPs at a royalty rate of ****** for FGPs sold at a price greater than or equal to ****** and ****** for FGPs sold at a price less than ******. FORBES shall pay such royalties monthly, within fifteen (15) days after the end of the related month. On December 31, 2003, FORBES shall pay to NOVARTIS the amount by which US$500,000 exceeds the royalties already paid under this Section, plus interest on the unpaid balance of the $500,000 at 6% per annum from January 1, 2003 to the date of payment. Notwithstanding the foregoing, in the event that FORBES receives funding/completes financing(s) totaling Seven Million Dollars (US$7,000,000) before the full Closing Payment is paid, FORBES shall pay to NOVARTIS the balance of the Closing Payment, plus interest at 6% per annum from January 1, 2003 to the date of payment within thirty (30) days of receiving such funding/financing.

At FORBES' option, FORBES may pay any or all of the amounts set out in this Section at any time before the Closing Date without penalty.

8. Section7.3 of the Agreement is amended by replacing Section 7.3 in its entirety with the following:

[Intentionally Omitted]

9. Section 7.2 of the Agreement is amended by replacing Section 7.2 in its entirety with the following:

Within thirty (30) after the date of this Amendment, NOVARTIS will transfer to FORBES the excess

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

inventory of Licensed Phytosterol. NOVARTIS warrants to FORBES that the excess inventory has been stored in accordance with the terms and conditions of the Quality Assurance Agreement, and all applicable laws and regulations. FORBES acknowledges that some or all of the excess inventory may be past or close to its expiration date and that NOVARTIS makes no representations or warranties regarding the remaining shelf life of the excess inventory. The excess inventory is comprised of approximately ****** of fine milled Licensed Phytosterol currently located in the United States. NOVARTIS will notify FORBES within ten (10) business days after date of this Amendment whether there is any additional excess inventory.

10. A new Section 7.4 of the Agreement is inserted that states:

NOVARTIS Setoff Amount

The parties agree that a total amount equal to Five Hundred Thousand Dollars (US$500,000) is due from NOVARTIS to FORBES pursuant to the Alliance Agreements (the "NOVARTIS Setoff Amount"), which amount may be used as a credit against the Closing Payment as set forth in Section 7.1. The parties acknowledge that FORBES has no claim to the NOVARTIS Setoff Amount except as it may be used as a credit pursuant to Section 7.1.

11. Section 8.5 of the Agreement is amended by adding to the end of such Section the following:

NOVARTIS has not waived any right owing to it under any of the Pharmavite Sublicense Agreement and the related supply agreement, and the TwinLab Sublicense Agreement and the related supply agreement. ******

12. Except as modified hereby, the Agreement, including without limitation, Section 8.8 thereof, is hereby ratified, acknowledged and affirmed by and agreed to be binding on the parties in all respects as of the date hereof.

13. This Amendment supplements, modifies and is made part of the Agreement. Insofar as the specific terms and conditions of this Amendment are in conflict with the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern and control.

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."

CONFIDENTIAL TREATMENT HAS BEEN SUBMITTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THOSE PORTIONS ARE DESIGNATED BY "******."